Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 12, 2015, with respect to the consolidated financial statements of PAVmed Inc. (formerly known as PAXmed Inc.) and Subsidiary contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

/s/ CITRIN COOPERMAN & COMPANY, LLP

New York, New York

July 28, 2015